EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report of Kisses From Italy Inc. (the “Company”) on Form 10-Q/A for the quarter ended March 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, the undersigned, in the capacity and on the date indicated below, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 13, 2024	By:	/s/ Michele DI Turi
Michele DI Turi
Co-Chief Executive Officer (Principal Executive Officer)